Exhibit 99.1

American Education Center Signs Letter of Intent with Shanghai Education Service Park for Implementing 7 International Certificate Projects in China

NEW YORK, May 15, 2018 (GLOBE NEWSWIRE) -- American Education Center, Inc. (“AEC” or the “Company”) (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, announced today that it has entered into a non-binding letter of intent (“LOI”) with Shanghai Education Service Park, a specialized education service park in Shanghai, on May 9, 2018 for implementing 7 international certificate projects in China.

Pursuant to the LOI, AEC and Shanghai Education Service Park agreed to cooperate on 7 international certification projects. Shanghai Education Service Park will have responsibility for organizing student registration, conducting classes, and administering exams. AEC will provide relevant materials to support the certification examinations, including examination requirements, teaching materials, teaching resources, etc., and will be responsible for issuing certificates.

Potential certificate projects proposed in the LOI include, English as a Second Language (ESL) Exams, Certified Anti-Money Laundering Specialist (CAMS) Certification, Financial Risk Manager (FRM) Certification, LinkedIn Recruiter Certification, NCBHH Board Certified Home Health Medical Coder (BCHH-C), American Council on Exercise Certifications, and CPA Personal Financial Specialist (CPA/PFS) Certification.

Max P. Chen, Chairman and Chief Executive Officer of AEC, commented, “AEC has proven, reliable experience over our 18-year history, crafting materials for the best possible learning experience. AEC offers information and materials on a number of professional certification programs such as the Financial Risk Manager Certification. The Shanghai Education Service Park will be able to promote these programs to companies within the Park and organize students in China to study and take certificate exams.”

Mr. Chen continued, “As AEC enters a new growth phase we believe these projects complement our other expansion initiatives, including notably our professional services offerings in China, which are expected to be integrated into an online teaching platform sometime this year.”

About American Education Center, Inc. (OTCQB: AMCT)

Headquartered in New York with operations in China, American Education Center, Inc. is one of the most experienced and recognizable comprehensive education advisory service companies in the United States. Our service offerings include customized placement advisory, career advisory, and student and family services advisory designed to address the demand of rising middleclass families in China for quality education and career experience in the United States. We prioritize personalized attention to students, our ability to place educators and students at top universities globally, and understanding the recruiting needs of top universities for international students and faculty, within a single organization. For more information, please visit: www.aec100.com.

About Shanghai Education Service Park

Established in 2005, Shanghai Education Service Park is a subordinate unit under the Shanghai Yangpu District Government and the Shanghai Municipal Education Commission. It has four locations around Shanghai, China, and has plans for a fifth location. These locations see a gathering of around 300 businesses and institutes, 80% of which are education-related, including online schools, an international school, professional education, professional certification, corporate training, education software development, teachers training, etc. For more information, please visit: www.learningworld.cn .

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

For more information, please contact:

Nancy Qin
American Education Center, Inc.
Phone: (212) 825-0437
Email:f.qin@aec100.com

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com